                                                                  EXHIBIT 10.1


              CONVERSION AGREEMENT ENTERED INTO ON JUNE 10, 2003

BY AND AMONG:   CAISSE DE DEPOT ET PLACEMENT DU QUEBEC, a body politic duly constituted pursuant to the LOI SUR LA CAISSE DE DEPOT ET
                PLACEMENT DU QUEBEC (L.R.Q. c. C-2), having its principal place of business in the City of Montreal, Province of Quebec,

                (hereinafter referred to as "CDPQ")

AND: TOUCHTUNES MUSIC CORPORATION, a corporation, duly incorporated according to the laws of the State of Nevada,

                (hereinafter referred to as the "CORPORATION")

1.       PREAMBLE

1.1 WHEREAS Capital Communications CDPQ Inc. loaned to the Corporation the sum of US$250,000 on July 5, 2001, the sum of US$250,000 on August 22, 2001, the sum of US$250,000 on February 19, 2002, the sum of US$500,000 on March 27, 2002, the sum of US$500,000 on April 10, 2002 and the sum of US$250,000 on May 22, 2002 (for a total principal amount outstanding of US$2,000,000), the whole as evidenced by promissory notes issued by the Corporation to Capital Communications CDPQ Inc. on such dates (the "COMMUNICATIONS PROMISSORY NOTES").

1.2 WHEREAS Capital Technologies CDPQ Inc. loaned to the Corporation the sum of US$250,000 on July 6, 2001, the sum of US$250,000 on August 22, 2001, the sum of US$500,000 on November 15, 2001 (which sum of US$500,000 was reimbursed with interest on November 28, 2001), the sum of US$500,000 on December 20, 2001, the sum of US$250,000 on February 20, 2002 and the sum of US$250,000 on April 11, 2002 (for a total principal amount outstanding of US$1,500,000), the whole as evidenced by promissory notes issued by the Corporation to Capital Technologies CDPQ Inc. on such dates (the "TECHNOLOGIES PROMISSORY NOTES").

1.3 WHEREAS Capital Communications CDPQ Inc. and Capital Technologies CDPQ Inc. each loaned to the Corporation the sum of US$400,000 on December 20, 2002, the whole as evidenced by convertible debentures issued by the Corporation to each of Capital Communications CDPQ Inc and Capital Technologies CDPQ Inc. on December 20, 2002 (the "DEBENTURES") having a maturity date of June 30, 2003.

1.4 WHEREAS Capital Communications CDPQ Inc. and Capital Technologies Inc. have assigned, on the date hereof, all the Communications Promissory Notes, Technologies Promissory Notes, Debentures (collectively, the "NOTES") and all the shares held by them in the capital stock of the Corporation to CDPQ.

1.5 WHEREAS CDPQ holds the following number and class of shares of the Corporation as of the date hereof:

INVESTOR                                 NUMBER AND CLASS
--------                                 ----------------
CDPQ                                     9,235,774 Series A Preferred Shares
                                         8,888,889 Series B Preferred Shares

1.6 WHEREAS The Second Amended and Restated Articles of Incorporation of the Corporation provided that the holders of Series B Preferred Shares are entitled to receive, during each fiscal year of the Corporation, a cumulative and preferential dividend of 9% on the full amount of the consideration received by the Corporation for each share held, which is $2.25, which dividend shall accrue daily from and after the date of issuance of each share.

1.7 WHEREAS The Second Amended and Restated Articles of Incorporation of the Corporation will be further amended and Third Amended and Restated Articles of Incorporation will be duly filed by the Corporation (the "THIRD AMENDED CHARTER").

1.8 WHEREAS The Third Amended Charter creates Series C Preferred Stock and provides that if shares of Class A voting common stock or Series C Preferred Stock of the Corporation are issued for a per share price that is lower than the conversion price of the Series A Preferred Shares or the Series B Preferred Shares, then the respective conversion prices of the Series A Preferred Shares and/or the Series B Preferred Shares, as the case may be, shall be adjusted to such lower price.

1.9 WHEREAS On the date hereof, the Corporation owes CDPQ the following amounts pursuant to the Notes (including principal, accrued interest calculated up to and including December 31, 2002 and accrued dividends on the Series B Preferred Shares):

INVESTOR                                                 AMOUNT DUE
--------                                                 ----------
CDPQ                                                   US$ 15,003,123

1.10 WHEREAS Following the amendments to the capital stock of the Corporation as provided in the Third Amended Charter and in consideration thereof, the Corporation and CDPQ have agreed to convert the principal and accrued interest on the Notes as well as all accrued dividends on the Series B Preferred Shares into Series C Preferred Shares, the whole on the terms and conditions set out in this Conversion Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

2.       INTERPRETATION

2.1      In this Agreement:

2.1.1    "CLOSING" has the meaning ascribed thereto in subsection 4.1;

2.1.2 "COMMON SHARES" means the shares of Class A voting common stock of the Corporation, as such shares are described in the Third Amended Charter;

2.1.3 "COMMUNICATIONS PROMISSORY NOTES" has the meaning ascribed thereto in subsection 1.1;

2.1.4    "CONVERSION SHARES" has the meaning ascribed thereto in subsection 3.1;

2.1.5    "CONVERTED AMOUNT" has the meaning ascribed thereto in subsection 3.1;

2.1.6    "DEBENTURES" has the meaning ascribed thereto in subsection 1.3;

2.1.7 "EXCHANGE ACT" means the SECURITIES EXCHANGE ACT OF 1934 (United States), as amended from time to time;

2.1.8    "NOTES" has the meaning ascribed thereto in subsection 1.4;

2.1.9    "SEC" means the United States Securities and Exchange Commission;

2.1.10 "SECURITIES ACT" means the SECURITIES ACT OF 1933, as amended from time to time;

2.1.11 "SERIES A PREFERRED SHARES" means the shares of Series A Preferred Stock as described in the Third Amended Charter;

2.1.12 "SERIES B PREFERRED SHARES" means the shares of Series B Preferred Stock as described in the Third Amended Charter;

2.1.13 "SERIES C PREFERRED SHARES" means the shares of Series C Preferred Stock as described in the Third Amended Charter;

2.1.14 "SHAREHOLDERS AGREEMENT" means the Amended and Restated Voting Trust and Limited Shareholders Agreement to be entered into on the date hereof among the Corporation, CDPQ, Societe Innovatech du Grand Montreal and Techno Expres S.A.;

2.1.15   "TMC SEC DOCUMENTS" has the meaning ascribed there in subsection 5.1.3;

2.1.16 "TECHNOLOGIES PROMISSORY NOTES" has the meaning ascribed thereto in subsection 1.2;

2.1.17   "THIRD AMENDED CHARTER" has the meaning ascribed thereto in subsection
         1.7.

3.       DEBT CONVERSION

3.1 Subject to the terms and conditions of this Conversion Agreement, CDPQ hereby agrees to convert, at the Closing, the following aggregate amount which is owed to it by the Corporation pursuant to the Notes and all dividends accrued on the Series B Preferred Shares:

INVESTOR                                            AGGREGATE AMOUNT DUE
--------                                            --------------------
CDPQ                                                   US$15,003,123

(the "CONVERTED AMOUNT") into, and the Corporation hereby agrees to issue to CDPQ, at the Closing, in full repayment of the Converted Amount and satisfaction in full of indebtedness, the following number and class of shares (the "CONVERSION SHARES"), at a conversion and issuance price of US$0.50 per share:

INVESTOR                                         NUMBER AND CLASS OF SHARES
-------                                          --------------------------
CDPQ                                        25,000,000 Series C Preferred Shares

3.2 CDPQ hereby acknowledges that the above number of Series C Preferred Shares shall be issued, at the Closing, as complete and final payment of the Converted Amount.

4.       CLOSING

4.1 The consummation of the transactions described in Section 3 above (the "CLOSING") shall take place, by facsimile, overnight delivery, e-mail or other means, at the offices of Arnold & Porter, 399 Park Avenue, New York, NY 10022 within three (3) business days following the satisfaction of the closing conditions set forth below or at such other time and place as the Corporation and CDPQ shall mutually agree.

4.2 The obligations of the Corporation and CDPQ under this Conversion Agreement are subject to the fulfilment, on or before the Closing, of each of the following conditions:

4.2.1 All corporate action on the part of (i) the Corporation and its officers, directors and shareholders and (ii) CDPQ and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Conversion Agreement and the performance of all obligations contemplated hereunder shall have been taken;

4.2.2 The Corporation shall have obtained the requisite stockholder approval of the Third Amended Charter in compliance with Nevada law and shall have filed the Third Amended Charter with the appropriate authority in the State of Nevada and received confirmation of the receipt of such filing;

4.2.3 The Corporation, CDPQ, Societe Innovatech du Grand Montreal and Techno Expres S.A. shall have executed and delivered the Shareholders Agreement; and

4.2.4 The Corporation shall have delivered to CDPQ an opinion letter from its legal counsel confirming the matters raised in subsections 5.1.1, 5.1.2, 5.1.4 (i) and (iii), 5.1.5, 5.1.9 (i) and (iii) and the last sentence of 5.1.10 hereof.

5.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1 The Corporation hereby represents and warrants to CDPQ as of the date of Closing as follows and acknowledges that CDPQ is relying upon the accuracy of each and every one of such representations and warranties in connection herewith and would not have entered into this Conversion Agreement without such representations and warranties:

5.1.1 SECURITIES ACT REPRESENTATION. Assuming the accuracy of the representations and warranties of CDPQ contained in Section 6 hereof, the offer, issuance and sale by the Corporation of the Conversion Shares hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act;

5.1.2 "BLUE SKY" LAW COMPLIANCE. Assuming the accuracy of the representations and warranties of CDPQ contained in Section 6 hereof, the Corporation has made all filings and taken all actions necessary to comply with all U.S. "blue sky" laws with regard to the issuance of the Conversion Shares;

5.1.3 PUBLIC FILINGS. The Corporation has delivered to CDPQ accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by the Corporation with the SEC from May 18, 2000 until the date hereof (the "TMC SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Conversion Agreement, then on the date of such filing): (i) each of the TMC SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be; and (ii) none of the TMC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, the financial statements of the Corporation for the period ended December 31, 2002 provided to CDPQ are true and correct and present fairly the financial position of the Corporation as at such date and have been prepared in accordance with generally accepted accounting principles in the United States of America;

5.1.4 INCORPORATION. The Corporation and each of its subsidiaries (i) has been duly incorporated and organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (ii) is duly licensed and registered and qualified as a corporation to do business in each jurisdiction in which it owns or leases property or carries on business, except where failure to be so qualified would not have a material adverse effect on the business, properties or financial condition of the Corporation and its subsidiaries taken as a whole, and (iii) has all necessary corporate power to own its properties and to carry on its business;

5.1.5 VALID AGREEMENT. The Corporation has the requisite corporate power, capacity and authority (i) to execute, deliver and perform its obligations under this Conversion Agreement; (ii) to issue the Conversion Shares to CDPQ in the manner and for the purposes set out in this Conversion Agreement; and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Conversion Agreement. All corporate action on the part of the Corporation, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Conversion Agreement, and the performance of all obligations of the Corporation hereunder and the authorization, issuance and delivery of the Conversion Shares has been taken, and this Conversion Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable in accordance with its terms;

5.1.6 ISSUANCE OF CONVERSION SHARES. The issuance of the Conversion Shares pursuant to this Agreement are not and will not be subject to any pre-emptive rights or rights of first refusal other than as provided in the Shareholders Agreement. When issued at the Closing in accordance with the terms of this Conversion Agreement, all Conversion Shares will be validly issued, fully paid and non-assessable, and will be free of all liens, mortgages, charges, security interests, burdens, encumbrances and other restrictions or limitations of any kind whatsoever, and restrictions on transfer other than restrictions on transfer provided in the Shareholders Agreement and under the state and/or federal securities laws at the time a transfer by CDPQ is proposed;

5.1.7 SHARE CAPITAL. After the issuance of the Conversion Shares, at the Closing, the only issued and outstanding shares in the capital stock of the Corporation and its subsidiaries (and rights, options and warrants to acquire same) shall be as set out in SCHEDULE 5.1.7 annexed hereto, all of which, except as indicated in such SCHEDULE 5.1.7, will be validly issued, fully paid and non-assessable. There are no other outstanding shares, warrants, rights, options, securities convertible into shares of the capital stock of the Corporation or any other agreements or rights to purchase or subscribe for any shares of the capital stock of the Corporation or convert any obligation or shares into any shares of the capital stock of the Corporation and the Corporation has not agreed to issue or sell any shares of its capital stock or any securities of any kind;

5.1.8 SUBSIDIARIES. The Corporation does not currently own or control, directly or indirectly, any other corporation, association or other business, entity, other than TouchTunes Digital Jukebox Inc.;

5.1.9 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Corporation of this Conversion Agreement and of the transactions contemplated hereby will not result in any violation of or constitute a default under any provision of (i) its Articles of Incorporation or By-laws, (ii) any material agreement or instrument to which the Corporation is a party or by which the Corporation is bound, or (iii) any judgement, decree, order, law, statute, rule or regulation applicable to the Corporation;

5.1.10 COMPLIANCE WITH LAWS. The Corporation and each of its subsidiaries has been conducting its business in the ordinary course in compliance with all applicable federal, provincial, state and local laws, rules and regulations of each jurisdiction in which it carries on business, including, without limitation, those pertaining to the environment, and is not in breach of any such laws, rules and regulations where a breach would have a material adverse effect on such business. The Corporation and each of its subsidiaries owns or possesses all requisite governmental licenses, authorizations and approvals to carry on its business as now conducted by it. All such licenses, registrations and qualifications are in good standing. The issuance of the Conversion Shares by the Corporation to CDPQ pursuant to this Conversion Agreement is being effected in accordance with all applicable securities legislation;

5.1.11 DISCLOSURE. None of the written information or statements provided by the Corporation to CDPQ upon their request prior to Closing contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

5.1.12 LITIGATION. Other than as disclosed in the TMC SEC Documents, there is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, as far as the Corporation is aware of, threatened against or relating to any of the Corporation or its subsidiaries or affecting any of the Corporation's business or its subsidiaries' business and which, if determined adversely to the Corporation or its subsidiaries, might materially and adversely affect the business, future prospects or the financial condition of the Corporation or of any of its subsidiaries;

5.1.13 SOLVENCY. Neither the Corporation nor any of its subsidiaries has proposed a compromise or arrangement to its creditors, has any petition for a receiving order filed against it, has taken any proceeding with respect to a compromise, arrangement or winding-up, or otherwise taken advantage of any insolvency or bankruptcy legislation or has had a receiver appointed with respect to any of its assets, had any encumbrancer take possession of any of its property or had any execution of distress or seizure become enforceable or levied upon any of its property;

5.1.14 PROPERTY. The Corporation and each of its subsidiaries has good and marketable title to, or other right to use, all property (whether real or personal, tangible or intangible) that is material to its business.

6.       REPRESENTATIONS AND WARRANTIES OF CDPQ

6.1 CDPQ hereby represents and warrants to the Corporation, as of the date of Closing, as follows and acknowledges that the Corporation is relying upon such representations and warranties in connection herewith and would not have entered into this Conversion Agreement without such representations and warranties:

6.1.1 CORPORATE ORGANIZATION. CDPQ is duly constituted, validly existing and in good standing under the laws of its jurisdiction of incorporation;

6.1.2 POWER AND AUTHORITY. CDPQ has the necessary corporate power and authority to execute this Conversion Agreement and to perform its obligations hereunder. The execution of this Conversion Agreement by CDPQ and the performance of its obligations hereunder have been duly authorized by all necessary action on its part and do not require any action or consent of, any registration with, or notification to any person, or any action or consent under any laws of the Province of Quebec or any other laws to which CDPQ is subject;

6.1.3 VALIDITY. The execution of this Conversion Agreement, the consummation of the transactions contemplated herein, the performance by CDPQ of its obligations hereunder and the compliance by it with this Conversion Agreement do not:

         6.1.3.1 violate, contravene or breach, or constitute a default under, the constating documents, law or by-laws of CDPQ; or

         6.1.3.2 violate, contravene or breach any laws to which CDPQ is subject;

6.1.4 INVESTMENT. CDPQ is acquiring its Conversion Shares as provided in this Conversion Agreement for investment for its own account or for the account of its affiliates, and not with the view to, or for resale in connection with, any distribution thereof other than to its affiliates;

6.2      ACKNOWLEDGEMENTS. CDPQ hereby makes the following acknowledgements:

6.2.1 REGISTRATION. It understands that the right to acquire the Conversion Shares as provided in this Conversion Agreement, has not been, and will not be, registered under the Securities Act or applicable state securities laws, and is being extended to CDPQ pursuant to a specific exemption from the registration provisions of the Securities Act and such laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed in subsection 6.1.4;

6.2.2 NON-TRANSFERABILITY. It acknowledges that any resale of any of the Conversion Shares may be subject to restrictions under applicable securities laws unless a subsequent disposition thereof is registered under the Securities Act or exempt from such registration;

6.2.3 ACCREDITED INVESTOR. CDPQ is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

7.       SURVIVAL OF REPRESENTATIONS

7.1 The representations, warranties and covenants made by the parties hereunder will survive the Closing.

8.       FURTHER ASSURANCES

8.1 Following the Closing, as may be necessary or desirable, and without further consideration, each party shall deliver such documents, certificates, assurances and other instruments as may be reasonably required to carry out the provisions of this Conversion Agreement.

9.       MISCELLANEOUS PROVISIONS

9.1 All notices in connection with this Conversion Agreement shall be in writing and either hand-delivered, mailed by registered or certified mail, postage prepaid or sent by facsimile transmission (with confirmation notices sent as described above). Any notice shall be deemed to have been received on the date of the hand-delivery, if delivered by hand, on the fifth business day following the date of mailing if sent by registered or certified mail or on the next business day following the date of transmission if sent by facsimile transmission. The parties' respective addresses for the purpose of receiving such notices are as follows:

If to CDPQ:                   CAISSE DE DEPOT ET PLACEMENT DU QUEBEC
                              Centre CDP Capital
                              1000, Place Jean-Paul Riopelle
                              Montreal, Quebec
                              H2Z 2B3

                              Attention: President of Capital Technologies
                              CDPQ Inc.

                              Telecopier: (514) 847-2628

                              Attention: President of Capital Communications CDPQ Inc.

                              Telecopier: (514) 281-9364
with a copy in all cases to:  LAPOINTE ROSENSTEIN
                              1250 Rene-Levesque Blvd. West
                              Suite 1400
                              Montreal, Quebec
                              H3B 5E9

                              Attention: Elizabeth Pedzik

                              Telecopier: (514) 925-5047

if to the Corporation:        TOUCHTUNES MUSIC CORPORATION
                              1800 East Sahara
                              Suite 107
                              Las Vegas, Nevada
                              89104, U.S.A.

                              Attention: The President

                              Telecopier: (702) 734-7500

with a copy in all cases to:  ARNOLD & PORTER
                              399 Park Avenue
                              New York, NY 10022-4690

                              Attention:  Christine D. Rogers, Esq.

                              Telecopier: (212) 715-1399

                              and:

                              MCDONALD CARANO WILSON MCCUNE BERGIN
                              FRANKOVICH & HICKS LLP
                              241 Ridge Street
                              Reno, Nevada 89501

                              Attention: Paul C. Deyhle, Esq.

                              Telecopier: (775) 788-2020

Any party may, at any time, give notice of any change of address to the other and the address specified therein shall be such party's address for the purpose of receiving notices.

9.2 The division of this Conversion Agreement into paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Conversion Agreement.

9.3 This Conversion Agreement and the provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

9.4 All references to dollar amounts herein mean United States dollars unless otherwise indicated.

9.5 This Conversion Agreement may be executed in any number of counterparts (either originally or by facsimile), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Conversion Agreement to produce or account for more than one such counterpart.

9.6 This Agreement shall be governed in all respects by the laws of the State of Nevada as they are applied to agreements entered into in Nevada between Nevada residents and performed entirely within Nevada. Whenever possible, each provision of this Conversion Agreement shall be interpreted in such manner as to be effective and valid under such law, but if any provision hereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

IN WITNESS WHEREOF, each of the parties has caused this Conversion Agreement to be executed on its behalf by a duly authorised officer all as of the date first written above.

CAISSE DE DEPOT ET PLACEMENT DU QUEBEC       TOUCHTUNES MUSIC CORPORATION

Per: /s/ Denis Dionne                      Per:  /s/ John Perrachon
     ------------------------------              ------------------------------
     Name: Denis Dionne                          Name: John Perrachon
     Title:                                      Title: President and C.E.O.

Per: /s/ Andre Bourbonnais
     ------------------------------
     Name: Andre Bourbonnais
     Title:

                                                           Conversion Agreement
                                                   TouchTunes Music Corporation

                                 SCHEDULE 5.1.7

                          ISSUED AND OUTSTANDING SHARES